Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Mark Benson
	509.835.1521	509.835.1513

Potlatch Corporation Reports Third Quarter 2017 Results

SPOKANE, Wash – October 23, 2017 - Potlatch Corporation (Nasdaq: PCH) today reported net income of $33.7 million, or $0.82 per diluted share, on revenues of $190.4 million for the quarter ended September 30, 2017. Excluding amounts related to a lumber swap and an environmental claim related to Avery Landing, adjusted net income was $38.7 million, or $0.94 per diluted share for the third quarter of 2017. Net income was $27.6 million, or $0.68 per diluted share, on revenues of $174.0 million in the quarter ended September 30, 2016.

“Our geographical diversity was apparent in our strong third quarter results, which were driven by robust northern sawlog markets and western lumber prices,” said Mike Covey, chairman and chief executive officer. “Cedar sawlog prices remain at a record level and mixed sawlog prices benefited from the increase in lumber prices in the quarter. 2017 is proving to be a banner year for Potlatch given solid earnings and our separate announcement that we have reached an agreement to merge with Deltic. I am very excited about our future prospects,” stated Mr. Covey.

Financial Highlights (in millions, except per share data)

	Q3 2017	Q2 2017	Q3 2016
Revenues	$190.4	$163.2	$174.0
Net income	$33.7	$24.2	$27.6
Net income per diluted share	$0.82	$0.59	$0.68
Distribution per share	$0.375	$0.375	$0.375
Net cash from operations	$50.0	$37.4	$28.7
Cash and cash equivalents	$116.8	$110.3	$72.9

Business Performance: Q3 2017 vs. Q2 2017

Resource

Resource’s operating income was $41.8 million on revenues of $94.7 million in the third quarter, compared to operating income of $19.5 million on revenues of $55.9 million in the second quarter of 2017. Northern sawlog prices increased 7% relative to the second quarter. Harvest volumes were seasonally higher in the North and the South.

Wood Products

Wood Products earned $19.3 million on revenues of $116.5 million in the third quarter, compared to operating income of $24.7 million on revenues of $114.5 million in the second quarter of 2017. Average lumber prices were comparable and lumber shipments increased 3% in the third quarter compared to the second quarter. The segment recorded a gain of $3.3 million in the second quarter and a loss of $2.1 million in the third quarter related to a lumber price swap.

Real Estate

Real Estate’s operating income was $1.4 million on revenues of $3.3 million in the third quarter, compared to operating income of $5.8 million on revenues of $8.1 million in the second quarter of 2017. Fewer acres were sold in the third quarter compared to the second quarter.

Reconciliation of Q3 2017 Earnings (in millions, except per share data)

	Amount	Per Share
Net income	$33.7	$0.82
Environmental charges for Avery Landing, net of taxes	3.0	0.07
Change in unrealized (gain) loss on lumber price swap, net of taxes[1]	1.3	0.03
Lumber price swap settlements, net of taxes[1]	0.7	0.02

Adjusted net income[2]	$38.7	$0.94

[1]	Lumber price swap adjusted to exclude the change in unrealized (gain) loss and include settlements during the period.
[2]	Adjusted net income is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted net income should not be considered in isolation, and is not intended to represent an alternative to our GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business and the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

Transaction with Deltic and Conference Call Information

In a separate press release issued this morning, the Company also announced a definitive agreement to combine with Deltic in an all-stock transaction to create a leading domestic timberland owner and top-tier lumber manufacturer. Potlatch will host a conference call today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time to discuss third quarter results as well as the Deltic transaction.

Investors may access the webcast at www.potlatchcorp.com by clicking on the Investor Resources link or by conference call at 1-866-393-8403 for U.S./Canada and 1-706-679-7929 for international callers. Participants will be asked to provide conference I.D. number 90286636.

A replay of the conference call will be available two hours following the call until October 30, 2017 by calling 1-800-585-8367 for U.S./Canada or 1-404-537-3406 for international callers. Callers must enter conference I.D. number 90286636 to access the replay.

Cancelling Third Quarter Conference Call

In light of today’s announced agreement with Deltic, Potlatch has cancelled its previously scheduled 2017 third quarter earnings call on Tuesday, October 24, 2017 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time.

About Potlatch

Potlatch is a Real Estate Investment Trust (REIT) with approximately 1.4 million acres of timberland in Alabama, Arkansas, Idaho, Minnesota and Mississippi. Potlatch, a certified forest practices leader, is committed to providing superior returns to stockholders through long-term stewardship of its forest resources. The company also conducts a land sales and development business and operates wood products manufacturing facilities through its taxable REIT subsidiary. More information about Potlatch can be found on the company’s website at www.potlatchcorp.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the U.S. housing market; strong repair and remodel market; lumber demand and pricing; future company performance; the direction of our business markets; business conditions, pricing, EBITDDA and earnings in our Resource, Wood Products and Real Estate segments; company earnings in the fourth quarter of 2017 and for the full year; harvest volumes in the fourth quarter of 2017 and for the full year; percentage of total harvest that will occur in the North and South and the percentage of sawlogs to be harvested in the North and the South in the fourth quarter of 2017; robust cedar sawlog market resulting in an increase in EBITDDA compared to 2016; lumber shipments in the fourth quarter of 2017 and for the year; real estate sales in the fourth quarter of 2017; capital projects and capital expenditures in 2017; corporate expenses and interest expense in the fourth quarter of 2017; final accrual relating to the Avery Landing environmental claim; tax rate for the fourth quarter of 2017 and full year; debt maturities; and similar matters. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the U.S. housing market, changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies; changes in the level of construction activity; changes in Asia demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; changes in share price; failure to settle the Avery Landing environmental claim; the successful execution of the company’s strategic plans, including its ability to complete and realize the expected benefits of the proposed transaction with Deltic Timber; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving Potlatch Corporation (“Potlatch”) and Deltic Timber Corporation (“Deltic”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, Potlatch and Deltic will file relevant materials with the Securities and Exchange Commission (“SEC”), including a Potlatch registration statement on Form S-4 that will include a joint proxy statement of Potlatch and Deltic and also constitutes a prospectus of Potlatch. Potlatch and Deltic also plan to file other documents with the SEC regarding the proposed merger transaction and a definitive joint proxy statement/prospectus will be mailed to stockholders of Potlatch and Deltic. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF POTLATCH AND DELTIC ARE URGED TO READ THE JOINT PROXY

STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information about Potlatch and Deltic will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from Potlatch’s website at http://www.Potlatchcorp.com under the Investor Resources tab (in the case of documents filed by Potlatch) and on Deltic’s website at https://www.Deltic.com under the Investor Relations tab (in the case of documents filed by Deltic).

Potlatch and Deltic, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Deltic and Potlatch in respect of the proposed merger transaction. Certain information about the directors and executive officers of Potlatch is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 3, 2017 and its Current Report on Form 8-K, which was filed on May 1, 2017. Certain Information about the directors and executive officers of Deltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 7, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 20, 2017, its supplement to the proxy statement for its 2017 annual meeting of the stockholders, which was filed with the SEC on March 30, 2017 and its Current Reports on Form 8-K, which were filed with the SEC on September 1, 2017, May 2, 2017, March 8, 2017 and February 27, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

Potlatch Corporation

Consolidated Statements of Income (Loss)

Unaudited

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands, except per share amount)	2017	2017	2016	2017	2016
Revenues	$190,441	$163,229	$174,027	$503,351	$443,418

Costs and expenses:
Cost of goods sold	124,971	111,556	122,132	349,310	345,324
Selling, general and administrative expenses	14,619	14,165	12,901	41,773	38,712
Environmental charges for Avery Landing	4,978	—	—	4,978	1,022
Loss (gain) on lumber price swap	2,080	(3,265)	—	(1,185)	—
Loss on sale of central Idaho[1]	—	—	—	—	48,522

	146,648	122,456	135,033	394,876	433,580

Operating income	43,793	40,773	38,994	108,475	9,838
Interest expense, net	(7,336)	(7,348)	(7,786)	(19,654)	(22,017)

Income (loss) before income taxes	36,457	33,425	31,208	88,821	(12,179)
Income tax (provision) benefit	(2,757)	(9,181)	(3,562)	(13,956)	8,744

Net income (loss)	$33,700	$24,244	$27,646	$74,865	$(3,435)

Net income (loss) per share:
Basic	$0.83	$0.59	$0.68	$1.83	$(0.08)
Diluted	$0.82	$0.59	$0.68	$1.82	$(0.08)
Dividends per share	$0.375	$0.375	$0.375	$1.125	$1.125
Weighted-average shares outstanding (in thousands):
Basic	40,829	40,823	40,740	40,814	40,807
Diluted	41,250	41,219	40,933	41,183	40,807

[1]	In the second quarter of 2016, we sold approximately 172,000 acres of timberlands located in central Idaho for $114 million at a loss of $48.5 million before taxes.

Potlatch Corporation

Condensed Consolidated Balance Sheets

Unaudited

(Dollars in thousands)	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$116,803	$82,584
Receivables, net	23,461	17,284
Inventories	39,261	52,622
Other assets	8,820	11,155

Total current assets	188,345	163,645
Property, plant and equipment, net	76,138	72,820
Timber and timberlands, net	657,546	641,856
Deferred tax assets, net	40,889	42,051
Other assets	8,075	7,309

Total assets	$970,993	$927,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,304	$11,032
Accounts payable and accrued liabilities	60,741	43,710
Current portion of pension and other postretirement employee benefits	5,839	5,839

Total current liabilities	86,884	60,581
Long-term debt	559,019	572,956
Pension and other postretirement employee benefits	118,505	123,284
Other long-term obligations	15,395	14,586

Total liabilities	779,803	771,407

Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value	40,611	40,519
Additional paid-in capital	357,736	355,274
Accumulated deficit	(99,677)	(128,775)
Accumulated other comprehensive loss	(107,480)	(110,744)

Total stockholders’ equity	191,190	156,274

Total liabilities and stockholders’ equity	$970,993	$927,681

Potlatch Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Nine Months Ended September 30,
(Dollars in thousands)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$74,865	$(3,435)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	21,908	25,723
Basis of real estate sold	6,351	6,686
Change in deferred taxes	(925)	1,375
Pension and other postretirement employee benefits	9,863	11,743
Equity-based compensation expense	3,536	3,290
Loss on sale of central Idaho timber and timberlands	—	48,522
Other, net	(1,467)	(1,141)
Funding of qualified pension plans	(5,275)	(1,300)
Change in working capital and operating-related activities, net	20,489	(17,073)

Net cash from operating activities	129,345	74,390

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(9,445)	(4,262)
Timberlands reforestation and roads	(11,577)	(10,421)
Acquisition of timber and timberlands	(22,033)	(1,180)
Net proceeds from sale of central Idaho timber and timberlands	—	111,460
Other, net	(106)	525

Net cash from investing activities	(43,161)	96,122

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends to common stockholders	(45,686)	(45,647)
Repayment of revolving line of credit borrowings	—	(30,000)
Repayment of long-term debt	(5,000)	(113,335)
Proceeds from issuance of long-term debt	—	93,235
Repurchase of common stock	—	(5,956)
Other, net	(1,279)	(3,879)

Net cash from financing activities	(51,965)	(105,582)

Change in cash and cash equivalents	34,219	64,930
Cash and cash equivalents at beginning of period	82,584	7,925

Cash and cash equivalents at end of period	$116,803	$72,855

Potlatch Corporation

Segment Information

Unaudited

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Revenues:
Resource	$94,705	$55,924	$85,822	$202,397	$189,358
Wood Products	116,487	114,529	97,620	326,608	271,782
Real Estate	3,282	8,136	8,426	25,922	23,946

	214,474	178,589	191,868	554,927	485,086
Intersegment Resource revenues	(24,033)	(15,360)	(17,841)	(51,576)	(41,668)

Total consolidated revenues	$190,441	$163,229	$174,027	$503,351	$443,418

Income (loss) before income taxes:
Resource	$41,796	$19,520	$33,303	$76,245	$59,182
Wood Products	19,281	24,705	10,657	52,670	16,308
Real Estate	1,469	5,725	5,885	15,837	(35,469)
Eliminations and adjustments	(3,141)	1,053	(1,946)	(1,029)	(1,450)

	59,405	51,003	47,899	143,723	38,571
Corporate	(15,612)	(10,230)	(8,905)	(35,248)	(28,733)

Operating income	43,793	40,773	38,994	108,475	9,838
Interest expense, net	(7,336)	(7,348)	(7,786)	(19,654)	(22,017)

Income (loss) before income taxes	$36,457	$33,425	$31,208	$88,821	$(12,179)

Depreciation, depletion and amortization:
Resource	$6,207	$4,274	$6,456	$14,865	$17,971
Wood Products	1,821	1,839	1,837	5,487	5,538
Real Estate	—	—	—	1	3

	8,028	6,113	8,293	20,353	23,512
Corporate	168	158	187	443	608
Bond discounts and deferred loan fees	369	370	769	1,112	1,603

Total depreciation, depletion and amortization	$8,565	$6,641	$9,249	$21,908	$25,723

Basis of real estate sold:
Real Estate	$618	$1,047	$1,364	$6,474	$7,118
Eliminations and adjustments	(39)	(65)	(99)	(123)	(432)

Total basis of real estate sold	$579	$982	$1,265	$6,351	$6,686